SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 3, 2013

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) — Departure of Directors or Certain Officers.

On December 3, 2013, Mr. Simon R. Thompson provided notice to the Board of Directors (the “Board”) of Newmont Mining Corporation (“Newmont” or the “Company”) of his intention not to stand for re-election to the Board of Directors at the Company’s 2014 Annual Meeting of Stockholders. Mr. Thompson’s service as a Director will cease immediately prior to the 2014 Annual Meeting of Stockholders. Mr. Thompson’s decision not to stand for re-election to the Board was for personal reasons and was not due to any disagreement with Newmont. Newmont and the Board express their deepest appreciation to Mr. Thompson for his outstanding and dedicated service to Newmont and for his many contributions to the Board and the committees of the Board, including his prior service as Chairman of the Environmental and Social Responsibility Committee and his commitment to the health, safety and environmental performance of the Company through his prior membership on the Company’s Environmental and Social Responsibility, Operations and Safety Committee and current membership on the Safety and Sustainability Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 6, 2013